                                                                      EXHIBIT 12

                              WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHANGES




                                              Nine Months
                                                 Ended                        Year Ended December 31,
                                             September 30     --------------------------------------------------------------------
                                                 1994            1993           1992           1991           1990          1989
                                                -------       ---------      ---------      ---------      ---------     ---------
(A) EXCLUDING INTEREST ON DEPOSITS
Earnings:
  Income before income taxes                   $  561,089    $  687,540     $  596,203     $  280,918     $  434,324    $  415,818
  Less capitalized interest                          (204)            0              0              0              0             0
  Fixed charges                                   355,316       296,396        232,226        396,793        533,825       415,615
                                               ----------    ----------     ----------     ----------     ----------    ----------
      Earnings as adjusted                     $  916,201    $  983,936     $  828,429     $  677,711     $  968,149    $  831,433
                                               ==========    ==========     ==========     ==========     ==========    ==========

Fixed charges:
  Interest on purchased and other
    short term borrowed funds                  $  184,457    $  173,847     $  190,988     $  369,202     $  505,513    $  380,442
  Interest on long-term debt                      160,618       107,585         25,153         13,049         15,249        21,935
  Portion of rents representative of the
    interest factor (1/3) of rental expense        10,241        14,964         16,085         14,542         13,063        13,238
                                               ----------    ----------     ----------     ----------     ----------    ----------
      Fixed charges                            $  355,316    $  296,396     $  232,226     $  396,793     $  533,825    $  415,615
                                               ==========    ==========     ==========     ==========     ==========    ==========

Ratio of earnings to fixed charges                   2.58 x        3.32 x         3.57 x         1.71 x         1.81 x        2.00 x

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above             $  916,201    $  983,936     $  828,429     $  677,711     $  968,149    $  831,433
  Add interest on deposits                        387,749       557,580        750,887      1,085,598      1,163,352     1,270,479
                                               ----------    ----------     ----------     ----------     ----------    ----------
Earnings as adjusted                           $1,303,950    $1,541,516     $1,579,316     $1,763,309     $2,131,501    $2,101,912
                                               ==========    ==========     ==========     ==========     ==========    ==========

Fixed charges:
  Fixed charges from (A) above                 $  355,316    $  296,396     $  232,226     $  396,793     $  533,825    $  415,615
  Interest on deposits                            387,749       557,580        750,887      1,085,598      1,163,352     1,270,479
                                               ----------    ----------     ----------     ----------     ----------    ----------
Adjusted fixed charges                         $  743,065    $  853,976     $  983,113     $1,482,391     $1,697,177    $1,686,094
                                               ==========    ==========     ==========     ==========     ==========    ==========

Adjusted earnings to adjusted fixed
  charges                                            1.75 x        1.81 x         1.61 x         1.19 x         1.26 x        1.25 x
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